UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2003

King Pharmaceuticals,Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0—24425 (Commission File Number)	54-1684963 (IRS Employer Identification Number)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)

Registrant’s telephone number, including area code: 423-989-8000

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURE
Exhibit Index
Press Release

Item 5. Other Events

     On January 30, 2003, King Pharmaceuticals, Inc., a Tennessee corporation, announced that it and Elan Corporation, plc have signed a definitive agreement for King to acquire Elan's primary care business unit in the United States, its territories and possessions, and Puerto Rico, which includes two branded prescription pharmaceutical products, including related new drug applications, copyrights, patents and licenses to certain patents associated with potential new formulations of the products, together with Elan's experienced primary care field sales force consisting of over 400 representatives. As part of the transaction, King will acquire certain intellectual property, regulatory, and other assets relating to one of the products directly from Wyeth Pharmaceuticals. The transaction is expected to close before the end of April 2003, subject to the satisfaction of certain contingencies, including approval by the holders of a majority of the outstanding common stock of Elan, appropriate governmental approval, and other customary conditions. On January 30, 2003, King issued a press release regarding the proposed transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements on Businesses Acquired.

None.

     (b)  Pro Forma Financial Information.

None.

     (c)  Exhibits.

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibits:

Exhibit
Number	Description of Exhibit

99.1	Press Release of King Pharmaceuticals, Inc. dated January 30, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: January 30, 2003

KING PHARMACEUTICALS, INC.

By: /s/ James R. Lattanzi James R. Lattanzi Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press Release of King Pharmaceuticals, Inc. dated January 30, 2003.